Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Ionatron, Inc.
Tucson, Arizona


We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800, 33-94924 and 333-21667 on Form S-3 and Nos. 33-55020,
33-71978,  333-44459,  333-41332 and 333-113656 on Form S-8 of Ionatron, Inc. of
our report dated March 12, 2004, except for Note 8, which is as of April 29, 2004, relating to the financial statements of Ionatron, Inc. appearing in this Current Report on Form 8-K/A of Ionatron, Inc. for the event dated March 18, 2004.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
June 1, 2004